Exhibit 99.1

October 21, 2020

LOWE’S ANNOUNCES THE PRICING TERMS OF ITS CASH TENDER OFFERS FOR

CERTAIN OF ITS OUTSTANDING DEBT SECURITIES

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) (the “Company”) today announced the pricing terms of its previously announced cash tender offers (the “Tender Offers”) of its outstanding 7.110% Notes due 2037, 6.650% Notes due 2037, 5.800% Notes due 2036, 5.800% Notes due 2040, 5.125% Notes due 2050, 5.000% Notes due 2043, 5.125% Notes due 2041, 4.550% Notes due 2049, 5.000% Notes due 2040, 4.375% Notes due 2045, 4.650% Notes due 2042, 4.250% Notes due 2044, 4.050% Notes due 2047, 5.500% Notes due 2035, 7.200% Notes due 2027, 6.875% Notes due 2028, 6.500% Notes due 2029, and 4.500% Notes due 2030 (collectively, the “Notes”) in the priorities set forth in the table below, subject to an aggregate tender cap (the “Aggregate Tender Cap”) of up to an aggregate principal amount of all series of Notes that does not exceed $3,500,000,000 in aggregate cash consideration excluding accrued interest. The amount of each series of Notes purchased is limited to the applicable Tender SubCap (each, a “Tender SubCap”) set forth in the table below, if any. The terms and conditions of the Tender Offers are described in the Company’s Offer to Purchase, dated October 7, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal. As previously announced, the purpose of the Tender Offers is to reduce interest expense and manage the maturity profile of the Company’s outstanding debt. Notes that are accepted in the Tender Offers will be retired. Each Tender Offer is a separate tender offer. Each Tender Offer may be individually amended, extended or terminated by us. The Company reserves the right, but is under no obligation, to increase, decrease or eliminate one or more of the Tender SubCaps and to increase or decrease the Aggregate Tender Cap, in each case subject to compliance with applicable law.

The Total Consideration for each series of Notes is based on the applicable reference yield plus a fixed spread over the yield based on the bid side price of the applicable U.S. Treasury Security specified in the table below, and is payable to holders of the Notes who validly tendered and did not validly withdraw their Notes on or before 5:00 p.m., New York City time, on October 21, 2020 (the “Early Tender Deadline”) and whose Notes are accepted for purchase by the Company. The Reference Yields listed in the table were determined at 3:00 p.m., New York City time, on October 21, 2020 by the lead dealer managers. The Total Consideration for each series of Notes includes an early tender premium of $30.00 per $1,000 principal amount of Notes validly tendered and not validly withdrawn by such holders and accepted for purchase by the Company. In addition, holders whose Notes are accepted for purchase pursuant to the Tender Offers will receive accrued and unpaid interest rounded to the nearest cent on each $1,000 principal amount of Notes from the last interest payment date for the applicable series of Notes up to, but not including, the applicable settlement date, which is expected to occur on October 23, 2020 with respect to early settlement (such date, the “Early Settlement Date”).

Up to the Aggregate Tender Cap (not to exceed the Tender SubCap for each series of Notes, if any) of the

Outstanding Debt Securities of Lowe’s Companies, Inc. Listed Below in the Priority Listed Below

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Tender SubCap(1)	Acceptance Priority Level(2)	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(3),(4)
7.110% Notes due 2037	54866NBJ7	$40,820,000	N/A	1	1.250% U.S. Treasury Note due May 15, 2050	1.632%	175	$1,469.74
6.650% Notes due 2037	548661CP0	$229,960,000	N/A	2	1.250% U.S. Treasury Note due May 15, 2050	1.632%	145	$1,467.11

5.800% Notes due 2036	548661CL9	$290,106,000	N/A	3	1.250% U.S. Treasury Note due May 15, 2050	1.632%	145	$1,340.90
5.800% Notes due 2040	548661CR6	$229,908,000	N/A	4	1.250% U.S. Treasury Note due May 15, 2050	1.632%	135	$1,406.14
5.125% Notes due 2050	548661DW4	$1,250,000,000	$500,000,000	5	1.250% U.S. Treasury Note due May 15, 2050	1.632%	137	$1,408.96
5.000% Notes due 2043	548661DA2	$296,951,000	N/A	6	1.250% U.S. Treasury Note due May 15, 2050	1.632%	150	$1,299.02
5.125% Notes due 2041	548661CU9	$152,135,000	N/A	7	1.250% U.S. Treasury Note due May 15, 2050	1.632%	145	$1,309.41
4.550% Notes due 2049	548661DS3	$1,500,000,000	$600,000,000	8	1.250% U.S. Treasury Note due May 15, 2050	1.632%	132	$1,302.67
5.000% Notes due 2040	548661DV6	$750,000,000	$300,000,000	9	1.250% U.S. Treasury Note due May 15, 2050	1.632%	112	$1,330.58
4.375% Notes due 2045	548661DJ3	$750,000,000	N/A	10	1.250% U.S. Treasury Note due May 15, 2050	1.632%	130	$1,250.18
4.650% Notes due 2042	548661CX3	$750,000,000	N/A	11	1.250% U.S. Treasury Note due May 15, 2050	1.632%	120	$1,286.07
4.250% Notes due 2044	548661DE4	$350,000,000	N/A	12	1.250% U.S. Treasury Note due May 15, 2050	1.632%	130	$1,221.98
4.050% Notes due 2047	548661DQ7	$1,500,000,000	N/A	13	1.250% U.S. Treasury Note due May 15, 2050	1.632%	125	$1,212.82
5.500% Notes due 2035	548661CJ4	$343,915,000	N/A	14	0.625% U.S. Treasury Note due August 15, 2030	0.816%	150	$1,401.02
7.200% Notes due 2027	54866NBP3	$75,000,000	N/A	15	0.625% U.S. Treasury Note due August 15, 2030	0.816%	120	$1,330.34
6.875% Notes due 2028	548661AH0	$255,478,000	N/A	16	0.625% U.S. Treasury Note due August 15, 2030	0.816%	110	$1,336.77
6.500% Notes due 2029	548661AK3	$310,741,000	N/A	17	0.625% U.S. Treasury Note due August 15, 2030	0.816%	105	$1,358.49
4.500% Notes due 2030	548661DU8	$1,250,000,000	N/A	18	0.625% U.S. Treasury Note due August 15, 2030	0.816%	86	$1,240.53

(1)	The applicable Tender SubCap applies to aggregate principal amount of the respective series of Notes tendered.
(2)

Subject to the Aggregate Tender Cap and Tender SubCaps and proration, the principal amount of each series of Notes that is purchased in each Tender Offer will be determined in accordance with the applicable acceptance priority level (in numerical priority order) as specified in this column.

(3)	Per $1,000 principal amount of Notes accepted for purchase.
(4)	The Total Consideration includes the early tender premium of $30 per $1,000 principal amount of Notes.

The Company expects to announce the amount of each series of Notes accepted for purchase in each Tender Offer, if any, and the proration rates for the applicable series of Notes later today. The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on November 4, 2020, unless extended or earlier terminated by the Company.

Pursuant to the terms of the Tender Offers, the amount of Notes that will be accepted for purchase is subject to the Aggregate Tender Cap, Tender SubCaps and the proration procedures described in the Offer to Purchase. The amounts of each series of Notes that will be accepted for purchase by the Company will be determined in accordance with the Acceptance Priority Levels specified in the table above, with 1 being the highest Acceptance Priority Level and 18 being the lowest Acceptance Priority Level.

Notes not accepted for purchase by the Company in a Tender Offer will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Offer to Purchase and the related Letter of Transmittal.

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offers is conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase, including a financing condition and certain other general conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate the Tender Offers; (iii) increase, decrease or eliminate one or more of the Tender SubCaps or increase or decrease the Aggregate Tender Cap; or (iv) otherwise amend the Tender Offers in any respect.

Information Relating to the Tender Offers

Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as the lead dealer managers for the Tender Offers, and Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as co-dealer managers. The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting D.F. King & Co., Inc. at (800) 884-4725 (toll-free), (212) 269-5550 (banks and brokers) or lowes@dfking.com. Questions regarding the Tender Offers should be directed to Barclays, Liability Management Group, at (212) 528-7581 (collect), (800) 438-3242 or us.lm@barclays.com or Wells Fargo Securities, Liability Management Group, at (704) 410-4759 (collect), (866) 309-6316 (toll-free) or liabilitymanagement@wellsfargo.com. This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to an Offer to Purchase dated October 7, 2020 and a related Letter of Transmittal, which set forth the terms and conditions of the Tender Offers, and only in such jurisdictions as is permitted under applicable law.

Disclosure Regarding Forward-Looking Statements

Included herein are forward-looking statements, including statements with respect to an anticipated financing and any repayment of debt. There are many factors that affect management’s views about future events and trends of the business and operations of the Company, all as more thoroughly described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking information included in this release or any of its public filings.

About Lowe’s

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 18 million customers a week in the United States and Canada. With fiscal year 2019 sales of $72.1 billion, Lowe’s and its related businesses operate or service more than 2,200 home improvement and hardware stores and employ approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts.

For Immediate Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Kate Pearlman	Jackie Pardini Hartzell
	704-775-3856	704-758-4317
	kate.pearlman@lowes.com	jaclyn.pardini@lowes.com

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